EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS 2016
THIRD QUARTER RESULTS

•	Process Control Equipment Sales Drive Year-over-Year Growth;

•	First Semi Panel Lithography System Ships in the Quarter

WILMINGTON, MASSACHUSETTS (November 7, 2016) - Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the 2016 third quarter.

2016 Third Quarter Financial Highlights

•	Third quarter revenue of $61.6 million increased five percent over the same period last year and was in line with the Company’s guidance.

•	Process Control equipment revenue increased 16 percent sequentially, driven by advanced packaging, memory and logic expansions.

•	Metrology-enabled NSX® systems with software led to multiple new customer wins in advanced packaging spanning memory, logic, and automotive applications.

•	Strong software sales comprised 12 percent of revenue and are on track for record year.

•	First JetStep® S lithography system installed in the semiconductor industry’s first fan-out packaging panel manufacturing line.

•
GAAP net income was $9.3 million, or $0.30 per diluted share. Non-GAAP net income was $9.1 million, or $0.29 per diluted share. GAAP and non-GAAP net income increased 29 percent and 9 percent year-over-year, respectively.

•	Cash and marketable securities remain strong at $123.3 million after redemption of $60 million senior convertible notes.

Key Financial Data for the Quarters Ended September 30, 2016, June 30, 2016
and September 30, 2015
(in thousands, except per share amounts)

US GAAP
	September 2016	June 2016	September 2015
Revenue	$61,641	$62,701	$58,597
Gross profit margin	52.6%	54.5%	54.5%
Operating income	$12,641	$12,231	$11,993
Net income	$9,286	$7,601	$7,198
Net income per diluted share	$0.30	$0.24	$0.22

US NON-GAAP
	September 2016	June 2016	September 2015
Revenue	$61,641	$62,701	$58,597
Gross profit margin	52.7%	54.6%	54.5%
Operating income	$13,303	$15,307	$13,958
Net income	$9,141	$9,864	$8,371
Net income per diluted share	$0.29	$0.31	$0.26

Michael Plisinski, chief executive officer, commented, “Customer demand for Rudolph’s integrated solutions continues to be strong, and we are expanding our applications in a number of our served markets. Our quarterly revenue growth was fueled by stronger memory and logic sales of our metal metrology MetaPULSE® G product line and advanced packaging. Within advanced packaging, fan-out packaging continues to drive our business. Our advanced packaging sales through the first nine months of 2016 have already exceeded our total sales for 2015; and with industry forecasts of ten percent growth in 2017 we believe we are uniquely positioned to capitalize on that growth.

“In addition, we added a new customer from the top five RF filter manufacturers this third quarter with an inspection tool for advanced BAW filter research and development. We continue to expand our applications in the RF market where our suite of technologies combines to provide customers a comprehensive solution for identifying and isolating faults to improve yield.”

Third Quarter 2016 GAAP Financial Results
Third quarter revenue totaled $61.6 million, a five percent increase as compared with $58.6 million for the 2015 third quarter and a two percent decrease compared to the 2016 second quarter. Third quarter gross margin was 53 percent of revenues, compared to 55 percent in the 2016 second quarter. The decrease in gross margin was primarily due to a change in product sales mix; specifically, the shipment of lower margin systems in the quarter and slightly lower software sales.

Operating expenses for the third quarter totaled $19.8 million compared to $22.0 million for the second quarter of 2016. The decrease in operating expense was primarily due to lower litigation expenses in the quarter.

GAAP net income for the third quarter of 2016 was $9.3 million, or $0.30 per diluted share, compared with GAAP net income of $7.2 million, or $0.22 per diluted share, for the 2015 third quarter. In the 2016 second quarter, GAAP net income was $7.6 million, or $0.24 per diluted share.

Third Quarter Non-GAAP Financial Results
Third quarter Non-GAAP net income was $9.1 million, or $0.29 per diluted share. Non-GAAP results excluded items that had a net after tax increase in GAAP net income of $145 thousand. The third quarter 2015 Non-GAAP results excluded items that decreased GAAP net income by $1.2 million after tax, and the 2016 second quarter Non-GAAP results excluded items that decreased GAAP net income by $2.3 million after tax.

Balance Sheet
At September 30, 2016, cash and marketable securities totaled $123.3 million. During the third quarter, the Company redeemed $60 million in senior convertible notes, contributing to the decrease in cash for the quarter. Also in the quarter, the Company received a $14.6 million payment from a patent lawsuit. Accounts receivable increased in the quarter to $74.9 million and inventory decreased in the quarter to $68.6 million. Working capital increased $12.2 million to $226.3 million.

Outlook
The Company is currently anticipating revenue for the fourth quarter ending December 31, 2016 to be in the range of $52 million to $56 million. The Company is also expecting diluted GAAP net income per share to be in the range of $0.11 to $0.15 and non-GAAP net income per diluted share to be in the range of $0.18 to $0.22.

Conference Call
Rudolph Technologies will discuss its 2016 third quarter results and other matters on a conference call it is hosting today at 4:30 PM EST. To participate in the call, please dial (888) 430-8701 (Domestic) or (719) 325-2334 (International), and reference Conference ID # 2722022 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EST on November 7 until 11:59 pm EST on November 14, 2016. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID #2722022.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures
The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense. These expenses primarily relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and settlements. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Gain on sale of building. The Company received this benefit from the sale of one of its assets. The Company believes it is useful to exclude such benefit because it does not consider such amount to be part of the ongoing operation of the Company’s business and because of the singular nature of the matter.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s fourth quarter 2016 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Steven R. Roth Senior Vice President & CFO 973.448.4302 steven.roth@rudolphtech.com	Guerrant Associates Laura Guerrant-Oiye Principal 808.882.1467 lguerrant@guerrantir.com Trade Press: Amy Shay 952.259.1794 amy.shay@rudolphtech.com

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RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	September 30, 2016	December 31, 2015
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$123,261	$161,478
Accounts receivable, net	74,884	55,492
Inventories	68,595	71,490
Prepaid and other assets	7,975	8,137
Total current assets	274,715	296,597
Net property, plant and equipment	12,355	12,346
Intangibles	33,303	35,088
Other assets	35,651	35,532
Total assets	$356,024	$379,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$21,591	$21,466
Senior convertible notes	—	57,846
Other current liabilities	26,837	20,019
Total current liabilities	48,428	99,331
Other non-current liabilities	9,771	9,554
Total liabilities	58,199	108,885
Stockholders’ equity	297,825	270,678
Total liabilities and stockholders’ equity	$356,024	$379,563

(tables follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Revenues	$61,641	$62,701	$58,597	$178,704	$170,633
Cost of revenues	29,192	28,508	26,685	83,017	77,871
Gross profit	32,449	34,193	31,912	95,687	92,762
Operating expenses:
Research and development	9,330	11,879	10,032	33,655	30,899
Selling, general and administrative	9,894	9,488	9,372	28,881	33,379
Amortization	595	595	515	1,785	1,545
Patent litigation judgment	(11)	—	—	(14,643)	—
Total operating expenses	19,808	21,962	19,919	49,678	65,823
Operating income	12,641	12,231	11,993	46,009	26,939
Interest expense, net	64	1,446	1,440	2,979	4,207
Other (income) expense	(393)	192	(327)	(94)	99
Income before income taxes	12,970	10,593	10,880	43,124	22,633
Provision for income taxes	3,684	2,992	3,682	12,298	7,560
Net income	$9,286	$7,601	$7,198	$30,826	$15,073

Net income per share:
Basic	$0.30	$0.25	$0.23	$0.99	$0.48
Diluted	$0.30	$0.24	$0.22	$0.97	$0.47

Weighted average shares outstanding:
Basic	30,988	30,779	31,526	31,082	31,597
Diluted	31,459	31,754	32,204	31,655	32,255

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RUDOLPH TECHNOLOGIES, INC. NON-GAAP FINANCIAL SUMMARY (In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

Revenue	$61,641	$62,701	$58,597	$178,704	$170,633
Gross profit	$32,513	$34,256	$31,939	$95,871	$92,907
Gross margin as percentage of revenue	52.7%	54.6%	54.5%	53.6%	54.4%

Operating expenses	$19,210	$18,949	$17,981	$57,691	$56,282
Operating income	$13,303	$15,307	$13,958	$38,180	$36,625
Operating margin as a percentage of revenue	21.6%	24.4%	23.8%	21.4%	21.5%

Net income	$9,141	$9,864	$8,371	$24,747	$21,333
Net income per diluted share	$0.29	$0.31	$0.26	$0.78	$0.66

RECONCILIATION OF U.S. GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME (In thousands, except percentages) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

U.S. GAAP gross profit	$32,449	$34,193	$31,912	$95,687	$92,762
Pre-tax non-GAAP items:
Share-based compensation expense	64	63	27	184	145
Non-GAAP gross profit	$32,513	$34,256	$31,939	$95,871	$92,907
U.S. GAAP gross margin as a percentage of revenue	52.6%	54.5%	54.5%	53.5%	54.4%
Non-GAAP gross margin as a percentage of revenue	52.7%	54.6%	54.5%	53.6%	54.4%

U.S. GAAP operating expenses	$19,808	$21,962	$19,919	$49,678	$65,823
Pre-tax non-GAAP items:
Amortization of intangibles	595	595	515	1,785	1,545
Litigation fees	(1,181)	1,255	548	1,382	1,809
Patent litigation judgment	(11)	—	—	(14,643)	—
Share-based compensation expense	1,195	1,163	875	3,463	6,187
Non-GAAP operating expenses	19,210	18,949	17,981	57,691	56,282
Non-GAAP operating income	$13,303	$15,307	$13,958	$38,180	$36,625
GAAP operating margin as a percentage of revenue	20.5%	19.5%	20.5%	25.7%	15.8%
Non-GAAP operating margin as a percentage of revenue	21.6%	24.4%	23.8%	21.4%	21.5%
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RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME (In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
U.S. GAAP net income	$9,286	$7,601	$7,198	$30,826	$15,073
Pre-tax non-GAAP items
Amortization of intangibles	595	595	515	1,785	1,545
Litigation fees	(1,181)	1,255	548	1,382	1,809
Patent litigation judgment	(11)	—	—	(14,643)	—
Share-based compensation expense	1,259	1,226	902	3,647	6,332
Gain on sale of building	(946)	—	—	(946)	—
Net tax provision (benefit) on non-GAAP items	139	(813)	(792)	2,696	(3,426)
Non-GAAP net income	$9,141	$9,864	$8,371	$24,747	$21,333
Non-GAAP net income per diluted share	$0.29	$0.31	$0.26	$0.78	$0.66

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2016 GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.11	$0.15
Estimated non-GAAP items:
Restructuring charge	0.01	0.01
Amortization of intangibles	0.01	0.01
Patent litigation fees	0.02	0.02
Share-based compensation expense	0.03	0.03
Estimated non-GAAP net income per diluted share	$0.18	$0.22

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